UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 30, 2008
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-18443 (Commission File Number)	52-1574808 (IRS Employer Identification Number)
8125 North Hayden Road
Scottsdale, Arizona 85258-2463
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Medicis Pharmaceutical Corporation (“Medicis”) has been advised by letter that Perrigo Israel Pharmaceuticals Ltd. (“Perrigo”) has filed an Abbreviated New Drug Application (“ANDA”) with the U.S. Food and Drug Administration (“FDA”) for a generic version of VANOS®. Perrigo has not advised Medicis as to the timing or status of the FDA’s review of its filing. Perrigo’s certification letter sets forth allegations that U.S. Patent No. 6,765,001, which is listed in the Orange Book, is invalid, unenforceable and/or will not be infringed by Perrigo’s manufacture, use, or sale of the product for which the ANDA was submitted. The expiration date for this patent is December 21, 2021.
Medicis has forty-five days to commence a patent infringement lawsuit against Perrigo that would automatically stay, or bar, the FDA from approving Perrigo’s ANDA for 30 months or until a district court decision that the asserted patent is invalid, unenforceable or not infringed, whichever may occur earlier. Medicis is evaluating the details of Perrigo’s certification letter and considering its options.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2008	By:	/s/ Jason D. Hanson
Jason D. Hanson
Executive Vice President, General Counsel and Corporate Secretary